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                                                                    Exhibit 23.1



                          CONSENT OF ERNST & YOUNG LLP



We consent to the reference to our firm under the caption "Selected Financial Data" and to the use of our report dated November 8, 1998, in the Annual Report (Form 20-F) for 1998 filed with the Securities and Exchange Commission.




/s/ Ernst & Young LLP


St. Louis, Missouri
January   , 1999